Exhibit 10.1

[FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT (TIME VESTED)]

RESTRICTED STOCK UNIT AWARD AGREEMENT UNDER THE DREAMWORKS ANIMATION SKG, INC., 2004 OMNIBUS INCENTIVE COMPENSATION PLAN dated as of «Month» «Day», «Year», between DreamWorks Animation SKG, Inc. (the “Company”), a Delaware corporation, and «First» «Last».

This Restricted Stock Unit Award Agreement (the “Award Agreement”) sets forth the terms and conditions of an award of «Restricted_Shares» restricted stock units (the “Award”) that are subject to the terms and conditions specified herein (“RSUs”) and that are granted to you under the DreamWorks Animation SKG, Inc. 2004 Omnibus Incentive Compensation Plan (the “Plan”). This Award constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to you, subject to the terms of this Award Agreement, a share of the Company’s Class A Common Stock, $0.01 par value (a “Share”), as set forth in Section 3 below.

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 10. BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.

SECTION 1. The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of this Award Agreement shall govern. In the event of any conflict between the terms of this Award Agreement and the terms of any individual employment agreement between you and the Company or any of its Affiliates (an “Employment Agreement”), the terms of your Employment Agreement will govern.

SECTION 2. Definitions. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan. As used in this Award Agreement, the following terms have the meanings set forth below:

“Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the City of New York.

“Vesting Date” means the date on which your rights with respect to all or a portion of the RSU subject to this Award Agreement may become fully vested, as provided in Section 3(a) of this Award Agreement.

SECTION 3. Vesting and Delivery. (a) Vesting. On each Vesting Date set forth below, your rights with respect to the number of RSUs that corresponds to such Vesting Date, as specified in the chart below, shall become vested, provided that you must be employed by the Company or an Affiliate on the relevant Vesting Date, except as otherwise determined by the Committee in its sole discretion or as otherwise provided in your Employment Agreement.

[FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT (TIME VESTED)]

Vesting Date	Aggregate Percentage Vested	Aggregate Number of Restricted Stock Units Subject to Vesting
«Vesting_Date_1»	25	«RSU1»
«Vesting_Date_2»	50	«RSU2»
«Vesting_Date_3»	75	«RSU3»
«Vesting_Date_4»	100	«RSU4»

(b) Delivery of Shares. On each Vesting Date, the Company shall deliver to you one Share for each RSU awarded to you pursuant to this Award Agreement that has vested on such date.

SECTION 4. Forfeiture of RSUs. Unless the Committee determines otherwise, and except as otherwise provided in your Employment Agreement, if your rights with respect to any RSUs awarded to you pursuant to this Award Agreement have not become vested prior to the date on which your employment with the Company and its Affiliates terminates, your rights with respect to such RSUs shall immediately terminate, and you will be entitled to no further payments or benefits with respect thereto. For the purposes of any provisions of your employment agreement that specify the treatment of this Award upon your death, incapacity or disability, involuntary termination without cause, termination with good reason or expiration of the full term of such agreement or upon a change in control (or similar event), your rights under this Award shall be determined consistent with the terms of your employment agreement, provided that (i) any performance criteria or goals with respect to this Award referred to in your employment agreement shall be deemed waived pro rata on each Vesting Date provided in this Award Agreement (or on any accelerated vesting schedule provided in your employment agreement) (and, where applicable, such criteria shall be deemed to have been achieved at “target” level) and (ii) in instances where your right to receive or exercise this Award in whole or in part is conditioned upon the completion of a performance period, that (x) the four-year vesting period hereunder shall be treated as the performance period referred to in your employment agreement and (y) the determination of the treatment of this Award shall be done promptly following your death, incapacity or disability, involuntary termination without cause or termination with good reason or promptly following such change in control (or similar event) rather than at the end of such performance period (and to avoid any double-counting, any part of this Award that has vested in accordance with this Award Agreement shall be credited against any part of this Award that you shall be entitled to receive or exercise pursuant to such determination).

SECTION 5. Voting Rights; Dividend Equivalents. Prior to the date on which your rights with respect to an RSU have become vested and Shares are delivered to

[FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT (TIME VESTED)]

you pursuant to this Award Agreement, you shall not be entitled to exercise any voting rights with respect to such RSUs and shall not be entitled to receive dividends or other distributions with respect to the Shares underlying such RSUs.

SECTION 6. Non-Transferability of RSUs. Unless otherwise provided by the Committee in its discretion, RSUs may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 9(a) of the Plan. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of RSUs in violation of the provisions of this Section 6 and Section 9(a) of the Plan shall be void.

SECTION 7. Withholding, Consents and Legends. (a) Withholding. The delivery of Shares pursuant to Section 3(b) is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 9(d) of the Plan.

(b) Consents. Your rights in respect of the RSUs are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

(c) Legends. The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws). The Company may advise the transfer agent to place a stop order against any legended Shares.

SECTION 8. Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

SECTION 9. Committee Discretion. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

SECTION 10. Dispute Resolution. (a) Jurisdiction and Venue. Notwithstanding any provision in your Employment Agreement, you and the Company irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the District of Delaware and (ii) the courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Award Agreement or the Plan. You and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. You and the Company further agree that service of any process, summons, notice or document by U.S. registered mail to the other party’s address set forth below shall be effective service of process for any action, suit or proceeding in

[FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT (TIME VESTED)]

Delaware with respect to any matters to which you have submitted to jurisdiction in this Section 10(a). You and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Award Agreement or the Plan in (A) the United States District Court for the District of Delaware or (B) the courts of the State of Delaware, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. You and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of you may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.

(c) Confidentiality. You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Section 10, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

SECTION 11. Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	DreamWorks Animation SKG, Inc. 1000 Flower Street Glendale, CA 91201 Attention: General Counsel Telecopy :

If to you:	«First» «Last» «Street» «Unit» «City», «State» «Postal_Code»

The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above.

SECTION 12. Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.

[FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT (TIME VESTED)]

SECTION 13. Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and the RSUs shall be subject to the provisions of Section 7(c) of the Plan). Notwithstanding the foregoing, the Company reserves the right to amend the Plan, the Award and/or this Award Agreement if the Company or the Committee determines that such an amendment is necessary or desirable to minimize or avoid the incurrence of any taxes or interest that might be payable by the Company or any Affiliate, or by any holder of RSUs, pursuant to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. Regardless of any such amendment, the Company does not guarantee that any such taxes or interest pursuant to Section 409A will be minimized or avoided.

SECTION 14. Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.

DREAMWORKS ANIMATION SKG, INC.,

by
Name:
Title:

«FIRST» «LAST»

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